CREDIT AGREEMENT



         THIS AGREEMENT is entered as of November 20, 1998, by and among First Team Sports, Inc., a Minnesota corporation (the "Borrower"), Marquette Capital Bank, N.A., individually and as Agent for the Lenders ("Marquette"), LaSalle National Bank ("LaSalle"), and Firstar Bank Milwaukee, N.A. ("Firstar"). Marquette, LaSalle and Firstar are collectively called the "Lenders". In consideration of the mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties, the Borrower and the Lenders agree as follows:


                                   ARTICLE I.
                                   Definitions

         Section 1.01 Definitions. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

                  (a) the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular; and

                  (b) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP.

         "Advance" means an advance of credit by the Bank to the Borrower in the form of a loan pursuant to Section 2.01 and the aggregate outstanding amount of the Letters of Credit.

         "Agent" means Marquette, as agent for the Lenders.

         "Borrower" has the meaning specified above.

         "Borrowing Base" means the sum of (a) 75% of Eligible Accounts Receivable, plus (b) the lesser of (i) the Inventory Cap or (ii) 30% of Eligible Finished Goods Inventory.

         "Borrowing Base Certificate" means the certificate attached hereto as Exhibit A.

         "Capital Expenditures" means all expenditures for any assets, or for improvements, replacements, substitutions or additions therefor or thereto, which are capitalized on the balance sheet and which, in accordance with GAAP, are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in such balance sheet, and shall include without limitation capitalized lease obligations.


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         "Certificate of Indebtedness and Liens" means the certificate attached hereto as Exhibit B.

         "Certificate of Subsidiaries" means the certificate attached hereto as Exhibit C.

         "Consolidated Tangible Net Worth" means the difference of:

                  (a) the tangible assets of the Borrower and the Subsidiaries (excluding intercompany items) which, in accordance with GAAP, are tangible assets, after deducting adequate reserves in each case where, in accordance with GAAP, a reserve is proper, minus

                  (b) all Debt of the Borrower and the Subsidiaries;

provided, that (i) inventory shall be taken into account on the basis of the cost or current market value, whichever is lower, (ii) in no event shall there be included as such tangible assets patents, trademarks, tradenames, copyrights, good will, memberships or treasury stock or any securities or debt of the Borrower or any Subsidiary, or of any shareholder or affiliate of the Borrower or any Subsidiary, or of any officer, director, employee, agent, shareholder or affiliate of the Borrower, any Subsidiary, or any shareholder or affiliate of the Borrower or any Subsidiary, or any other debt or securities unless the same are readily marketable in the United States of America, (iii) securities included as such tangible assets shall be taken into account at their current market price or cost, whichever is lower, (iv) any write-up in the book value of any assets shall not be taken into account, and (v) license agreements shall constitute tangible assets.

         "Covenant Compliance Certificate" means the certificate attached hereto as Exhibit D.

         "Credit Documents" means this Agreement, the Revolving Notes, the Term Note, the Security Agreement, and all financing statements and all letter of credit applications and agreements executed by the Borrower in favor of any of the Lenders.

         "Debt" means, on a consolidated basis (excluding all intercompany items), the total of all items of indebtedness or liability of the Borrower and the Subsidiaries which in accordance with GAAP would be included in determining total liabilities as shown on the liabilities side of a balance sheet on the date as of which Debt is to be determined.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "Eligible Accounts Receivable" means only such accounts receivable of the Borrower and the Guarantors as the Agent, in its sole discretion, shall deem eligible. Without limiting the discretion of the Agent to consider any account receivable not to be an Eligible Account Receivable, and by way of example only of types of accounts receivable that the Agent will consider not to be Eligible Accounts Receivable, notwithstanding any earlier classification of eligibility, the following accounts receivable shall not be considered Eligible Accounts

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Receivable: (i) any account receivable that is more than 60 days past due; (ii)
any account receivable as to which any warranty is breached; (iii) any account receivable as to which the account debtor or other obligor disputes liability or makes any claim; (iv) any account receivable owed by the Borrower any Subsidiary or by any officer, director or shareholder of the Borrower or any Subsidiary or by any of their relatives or by any partnership, corporation, association, joint venture or other business entity wholly or partly owned or controlled directly or indirectly by any of them or any of their relatives; (v) any account receivable owed by any person or entity as to which a petition in bankruptcy or other application for relief is filed under any bankruptcy, reorganization, receivership, moratorium, insolvency or similar law; (vi) any account receivable owed by any person or entity that makes an assignment for the benefit of creditors, becomes insolvent, fails, suspends business, or goes out of business;
(vii) any account receivable owed by the United States government or any agency of the United States government; (viii) any account receivable owed by any person or entity if 25% or more in amount of the accounts receivable owed by such person or entity to the Borrower or any Guarantor are considered ineligible; (ix) consignment receivables; (x) bonded receivables; (xi) any account receivable constituting a retainage; (xii) any account receivable for goods which have not been shipped or work which has not been fully performed;
(xiii) any account receivable owed by any person or entity located outside of the United States of America and Canada, unless such receivable is approved by the Agent in writing; and (xiv) any account receivable in which the Agent does not have a perfected security interest constituting a first lien. In the event the Borrower or any Guarantor owes any amount to any person or entity that owes an account receivable to the Borrower or any Guarantor, such amount owed by the Borrower or any Guarantor shall be deducted from that portion of the account receivable which would otherwise qualify as an Eligible Account Receivable and only the difference thereof shall be considered an Eligible Account Receivable. No account receivable which does not qualify as an Eligible Account Receivable shall be considered an Eligible Account Receivable unless the Agent, upon the written request of the Borrower, states in writing that such account receivable is to be considered an Eligible Account Receivable.

         "Eligible Finished Goods Inventory" means the lesser of cost or fair market value of only such finished goods inventory of the Borrower and the Guarantors as the Agent, in its sole discretion, shall deem eligible, computed on a first-in, first-out basis in accordance with GAAP. Without limiting the discretion of the Agent to consider any inventory not to be Eligible Finished Goods Inventory, notwithstanding any earlier classification of eligibility, the following inventory shall not be considered Eligible Finished Goods Inventory:
(i) any inventory which does not constitute finished goods; (ii) any inventory which does not meet all standards imposed by any governmental agency; (iii) any inventory which is located in the Canadian province of Quebec or is located outside of the United States of America and Canada; (iv) any inventory which is obsolete, or which is not usable by the Borrower or such Guarantor in the normal course of its business; (v) any inventory which is on consignment to or from any other person or entity, or which has been sold or otherwise delivered, transferred or conveyed to any other person or entity, or which is subject to any bailment or lease; (vi) any finished goods inventory which is not held for sale by the Borrower or any Guarantor in the normal course of its business, or which is not saleable by the Borrower or any Guarantor in the normal course of its business; and (vii) any inventory in which the Agent does not have a perfected security interest constituting a first lien.


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         "Environmental Laws" means all federal, state, local and foreign laws, statutes, codes, ordinances, regulations, requirements, rules and common law relating in any way to any hazardous or toxic materials or the protection of the environment.

         "Event of Default" has the meaning specified in Section 6.01.

         "Firstar" has the meaning specified above.

         "Funded Debt" means all indebtedness of the Borrower and the Subsidiaries for borrowed money and capital leases, all other indebtedness of the Borrower and the Subsidiaries evidenced by notes, bonds, debentures and similar obligations, and all other interest-bearing indebtedness of the Borrower and the Subsidiaries, including but not limited to all indebtedness to the Bank under the Revolving Notes and the Term Note.

         "GAAP" means generally accepted accounting principles. Except as otherwise approved by the Agent in writing, all financial reporting, financial record keeping, and financial calculations in connection with this Agreement shall be made on the basis of accounting principles, methods, elections and estimates that are consistent and that are consistent with the accounting principles, methods, elections and estimates used in the financial statements described in Section 4.04.

         "GmbH" means First Team Sports GmbH, an Austrian corporation.

         "GmbH Documents" means the Guaranty, the Third Party Security Agreement, and all financing statements executed by GmbH in favor of any of the Lenders.

         "Guarantors" means GmbH, Hespeler, Holding, and Mothership.

         "Guaranty" has the meaning specified in Section 3.01.

         "Hespeler" means Hespeler Hockey Company, a Nova Scotia corporation.

         "Hespeler Documents" means the Guaranty, the Third Party Security Agreement, and all financing statements executed by Hespeler in favor of any of the Lenders.

         "Holding" means Hespeler Hockey Holding, Inc., a Minnesota corporation.

         "Holding Documents" means the Guaranty, the Third Party Security Agreement, and all financing statements executed by Holding in favor of any of the Lenders.


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         "Inventory Cap" means $3,000,000.00 during the period from February 1,
1999 through April 30, 1999, and $2,000,000.00 at all other times.

         "LaSalle" has the meaning specified above.

         "Lenders" has the meaning specified above.

         "Letters of Credit" means all letters of credit issued by any of the Lenders at the Borrower's request under the Line of Credit.

         "Line of Credit" has the meaning specified in Section 2.01.

         "Marquette" has the meaning specified above.

         "Mothership" means Mothership Distribution, Inc., a Minnesota corporation.

         "Mothership Documents" means the Guaranty, the Third Party Security Agreement, and all financing statements executed by Mothership in favor of any of the Lenders.

         "Plan" has the meaning specified in Section 4.10.

         "Prohibited Transaction" has the meaning assigned to that term in ERISA.

         "Pro Rata Percentage" means 40% as to Marquette, 40% as to LaSalle, and 20% as to Firstar.

         "Reportable Event" has the meaning assigned to that term in ERISA.

         "Revolving Notes" has the meaning specified in Section 2.01.

         "Security Agreement" has the meaning specified in Section 3.01.

         "Subsidiary" means any corporation or company of which more than 50% of the outstanding shares of capital stock or interests having general voting power under ordinary circumstances irrespective of whether or not at the time stock or interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency, is at the time directly or indirectly owned by the Borrower, by the Borrower and one or more other such corporations or companies, or by one or more other such corporations or companies, including but not limited to each of the Guarantors.

         "Term Note" has the meaning specified in Section 2.05.


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         "Third Party Security Agreement" has the meaning specified in Section
3.01.


                                   ARTICLE II.
                   Amount and Terms of Advances and Term Loan

         Section 2.01 Advances. Subject to the provisions of this Agreement, the Lenders shall make Advances to the Borrower from time to time during the period from the date hereof to July 1, 1999 or the earlier date of termination of the Line of Credit pursuant to Section 6.02, in an aggregate amount not to exceed at any time outstanding $10,000,000.00, including loans and Letters of Credit made or issued by the Lenders under the Line of Credit before, on and after the date of this Agreement (the "Line of Credit"). Upon the Borrower's request for any loan Advance, each of the Lenders shall be obligated to advance such Lender's Pro Rata Percentage of such Advance. The obligation of each Lender under each Letter of Credit (as between the Borrower and the Lenders) shall be such Lender's Pro Rata Percentage of the outstanding amount of such Letter of Credit. The total principal obligation of Marquette under the Line of Credit shall not exceed $4,000,000.00 at any time outstanding. The total principal obligation of LaSalle under the Line of Credit shall not exceed $4,000,000.00 at any time outstanding. The total principal obligation of Firstar under the Line of Credit shall not exceed $2,000,000.00 at any time outstanding. Each Advance in the form of a loan shall be in the amount of $10,000.00 or an integral multiple thereof. Within the limits of the Line of Credit, the Borrower may obtain Advances, prepay, and obtain new Advances under this Section 2.01. The obligation to repay the Advances and to pay interest and other charges, fees and expenses thereon is evidenced by the Borrower's $4,000,000.00 Amended and Restated Revolving Note dated the date hereof payable to the order of Marquette, the Borrower's $4,000,000.00 Amended and Restated Revolving Note dated the date hereof payable to the order of LaSalle, and the Borrower's $2,000,000.00 Amended and Restated Revolving Note dated the date hereof payable to the order of Firstar (together with any amendments, extensions, renewals and replacements thereof, called the "Revolving Notes").

         Section 2.02 Borrowing Base. The Borrower shall not at any time permit the aggregate outstanding principal amount of the Advances (including loans and Letters of Credit) to exceed the Borrowing Base.

         Section 2.03 Letters of Credit. The total amount of all Letters of Credit shall not exceed $2,000,000.00 at any time outstanding. Notwithstanding any agreement to the contrary, the Lenders shall have no obligation to issue any Letter of Credit, or to amend, extend, renew or replace any Letter of Credit. Prior to the issuance, amendment, extension, renewal or replacement of any Letter of Credit, the Borrower shall execute and deliver to the Agent such applications and agreements for the same as the Agent may request, shall pay to the Agent a letter of credit fee and an administrative fee in amounts to be determined by the Agent, and shall comply with such other requirements as the Agent, in its sole discretion, may request in connection with the same. Notwithstanding any other agreement to the contrary, the Borrower shall pay to the Agent all amounts paid by the issuer of each Letter of Credit under such

Letter of Credit immediately upon such payment by such issuer, and the Lenders are irrevocably authorized to receive any such payment, without demand or notice of any kind, by making an Advance. In addition, in the event that any Letters of Credit remain outstanding on July 1, 1999 or at any time after the occurrence of an Event of Default, the Lenders are irrevocably authorized to make one or more loan Advances in an amount equal to the aggregate outstanding amount of such Letters of Credit, and Marquette (individually and as Agent) shall retain the full amount of such Advances as security, and the Borrower grants Marquette (individually and as Agent) a first lien and security interest in all such funds, including without limitation all instruments evidencing such funds, and all products and proceeds of the foregoing, as security for all now existing and hereafter arising debts, obligations and liabilities of the Borrower to the Lenders.

         Section 2.04 Making the Advances. Each Advance shall be made on prior written request from the Borrower to the Agent or prior telephonic request to the Agent from any person purporting to be authorized to request Advances on behalf of the Borrower, which request shall specify the date of the requested Advance and the amount thereof, and which request shall be received by the Agent no later than noon of the day on which the Advance is to be made. Upon fulfillment of the terms and conditions hereof, at the Agent's request, each of the Lenders shall disburse its Pro Rata Percentage of the amount of any requested loan Advance by crediting the same to the Borrower's checking account at Marquette or in such other manner as the Agent and the Borrower may from time to time agree. The Borrower shall be obligated to repay all Advances notwithstanding the fact that the person requesting the same was not authorized to do so. Any request for an Advance shall be deemed to be a representation that the statements set forth in Sections 3.02(c) and 3.02(d) are correct as of the date of such request.

         Section 2.05 Term Note. The Borrower also is obligated to Marquette under the Borrower's $499,996.00 Amended and Restated Term Note dated the date hereof payable to the order of Marquette (together with any amendments, extensions, renewals and replacements thereof, called the "Term Note"). Marquette has no obligation to make any further loans under the Term Note.

         Section 2.06 Payment, Balance and Setoff. All payments of principal, interest and other charges, fees and expenses under the Revolving Notes, the Term Note and this Agreement shall be made to Marquette in immediately available funds. The Borrower agrees that the amount shown on the books and records of Marquette as being the unpaid balance of principal, accrued interest and other charges, fees and expenses under each of the Revolving Notes, the Term Note and this Agreement shall be prima facie evidence thereof. The Borrower hereby irrevocably authorizes the Agent and any of the Lenders, if and to the extent payment is not promptly made pursuant hereto, to charge against any amount owing by any of the Lenders to the Borrower an amount equal to the principal, accrued interest and other charges, fees and expenses then due. In addition, the Borrower hereby irrevocably authorizes the Agent and any of the Lenders to collect interest and other charges, fees and expenses under the Revolving Notes, the Term Note and this Agreement when due from time to time by charging the Borrower's checking account with any of the Lenders.

         Section 2.07 Use of Proceeds. The Borrower shall use all proceeds of the Advances and the Term Loan solely for general corporate purposes of the Borrower and the Guarantors. The Borrower shall not, and shall not permit any affiliate of the Borrower to, use any portion of the proceeds of the loan Advances, nor have any Letter of Credit issued, either directly or indirectly, for the purpose of purchasing any securities underwritten by ABN AMRO Incorporated, an affiliate of LaSalle.

         Section 2.08 Commitment Fee. The Borrower shall pay to the Agent a commitment fee at the rate of 1/4 of 1% per annum on the average daily unused amount of the Line of Credit from the date hereof and including the termination date of the Line of Credit, computed on the basis of the actual number of days elapsed and a 360-day year. The amount of such commitment fee accruing during each calendar month shall be due and payable on or before the 10th day of the next succeeding calendar month, provided that the commitment fee remaining unpaid shall be due and payable on the termination date of the Line of Credit. In this Section, "unused amount of the Line of Credit" means the difference of $10,000,000.00 minus the aggregate outstanding principal amount of the Advances (including loans and Letters of Credit) .

         Section 2.09 Capital Adequacy. In the event that the Agent shall have determined that the adoption of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, or any change therein or in the interpretation or application thereof, or compliance by the Lenders with any request or directive regarding capital adequacy (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental or quasi-governmental agency or body, does or shall have the effect of reducing the rate of return on any Lender's capital as a consequence of its obligations hereunder to a level below that which such Lender could have achieved but for such adoption, change or compliance (taking into consideration such Lender's policies with respect to capital adequacy) by any amount deemed by the Agent to be material, then the Borrower shall from time to time, within 10 days after written notice from the Agent, pay to the Agent additional amounts sufficient to compensate the Lenders for such reduction. A certificate as to the amount of such reduction, submitted to the Borrower by the Agent, shall, absent manifest error, be final, conclusive and binding for all purposes.

                                  ARTICLE III.
                                   Conditions

         Section 3.01 Required Documents. Each Advance shall be subject to the condition precedent that the Agent shall have received prior thereto all of the following, in form and substance acceptable to the Agent:

                  (a) The Revolving Notes and the Term Note, properly executed by the Borrower.

                  (b) A security agreement (the "Security Agreement"), properly executed by the Borrower.

                  (c) A certificate of authority of the Borrower, attested by a director of the Borrower. The Lenders may conclusively rely on such certificate until the Agent shall receive a further certificate of authority of the Borrower, in form and substance acceptable to the Agent, canceling or amending the prior certificate.

                  (d) A certificate of good standing of the Borrower, issued by the Minnesota Secretary of State.

                  (e) The Certificate of Indebtedness and Liens and the Certificate of Subsidiaries, properly completed and executed by the chief financial officer of the Borrower.

                  (f) An initial Borrowing Base Certificate and an initial Covenant Compliance Certificate, properly completed and executed by the chief financial officer of the Borrower.

                  (g) Four guaranty agreements (each called "Guaranty"), properly executed by the Guarantors.

                  (h) Four third party security agreements (each called "Third Party Security Agreement"), properly executed by the Guarantors.

                  (i) All financing statements, termination statements, landlords' waivers, and other writings, properly executed, which are deemed by the Bank to be necessary or desirable to grant Marquette (individually and as Agent) a perfected security interest constituting a first lien on the property described in the Security Agreement and the Third Party Security Agreements, subject to such exceptions as Marquette may approve.

                  (j) Certificates of insurance covering the tangible property described in the Security Agreement and the Third Party Security Agreements, in such amounts, against such risks and in such companies as shall be acceptable to Marquette, which certificates shall name Marquette as lender loss payee and shall provide for at least 30 days' prior written notice to Marquette of any cancellation of such insurance, and certificates of all other insurance required by Section 5.05.

                  (k) A certificate of authority of each of the Guarantors, attested by a director of such Guarantor.

                  (l) Certificates of good standing of the Borrower, Holding, and Mothership, issued by the Minnesota Secretary of State.

         Section 3.02 Other Conditions. Each Advance shall be subject to the further conditions precedent that:

                  (a) The Agent shall have received all Borrowing Base Certificates required to be delivered or mailed by the Borrower; and

                  (b) The most recent Borrowing Base Certificate shall show, to the satisfaction of the Agent, that the sum of the aggregate outstanding principal amount of all prior Advances plus the amount of the requested Advances does not exceed the Borrowing Base; and

                  (c) The representations and warranties contained in Article IV are correct as of the date of such Advance as though made as of such date, except to the extent that such representations and warranties relate solely to an earlier date; and

                  (d) No event has occurred, or would result from such Advance, which constitutes an Event of Default or would constitute an Event of Default with notice or passage of time or both.


                                   ARTICLE IV.
                         Representations and Warranties

         The Borrower represents and warrants to the Lenders as follows:

         Section 4.01 Corporate Existence and Power. The Borrower and each Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of its respective state, province or country of incorporation as stated in this Agreement, is duly licensed or qualified to transact business in all jurisdictions where the character of the property owned or leased or the nature of the business transacted by it makes such licensing or qualification necessary, and has all requisite power and authority to own its property and carry on its business. The Borrower has all requisite power and authority to execute and deliver and to perform all of its obligations under the Credit Documents. GmbH has all requisite power and authority to execute and deliver and to perform all of its obligations under the GmbH Documents. Hespeler has all requisite power and authority to execute and deliver and to perform all of its obligations under the Hespeler Documents. Holding has all requisite power and authority to execute and deliver and to perform all of its obligations under the Holding Documents. Mothership has all requisite power and authority to execute and deliver and to perform all of its obligations under the Mothership Documents.

         Section 4.02 Authorization. Such execution, delivery and performance have been duly authorized by all requisite action and do and will not (a) require any consent or approval of any person or entity or governmental authority, (b) violate any law, rule, regulation, order, writ, injunction or decree, or the articles of incorporation or bylaws of the Borrower or any of the

Guarantors, (c) result in a breach of or constitute a default under any contract, agreement or other writing to which the Borrower or any of the Guarantors is a party or by which the Borrower or any of the Guarantors or any property of the Borrower or any of the Guarantors may be bound or affected, or
(d) result in, or require the creation or imposition of, any mortgage, deed of trust, assignment, security interest or other interest, encumbrance, claim or charge of any nature, except in favor of Marquette (individually and as Agent), upon or with respect to any property of the Borrower or any of the Guarantors.

         Section 4.03 Legal Agreements. The Credit Documents constitute the legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws, statutes of limitation and principles of equity. The GmbH Documents constitute the legal, valid and binding obligations of GmbH, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws, statutes of limitation and principles of equity. The Hespeler Documents constitute the legal, valid and binding obligations of Hespeler, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws, statutes of limitation and principles of equity. The Holding Documents constitute the legal, valid and binding obligations of Holding, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws, statutes of limitation and principles of equity. The Mothership Documents constitute the legal, valid and binding obligations of Mothership, enforceable in accordance with their respective terms, subject to bankruptcy, insolvency and similar laws, statutes of limitation and principles of equity.

         Section 4.04 Financial Statements. The Borrower has furnished the following financial statements to Marquette: annual audited financial statements of the Borrower and the Subsidiaries for the fiscal year ending February 28, 1998, and interim unaudited financial statements of the Borrower and the Subsidiaries for the period ending September 30, 1998. Said statements, including all schedules and notes pertaining thereto, were prepared in accordance with GAAP, and fully and fairly present the financial condition of the Borrower and the Subsidiaries on the dates thereof and the results of its operations for the periods covered thereby.

         Section 4.05 No Adverse Change. There has been no material adverse change in the business, property or condition (financial or otherwise) of the Borrower or any of the Subsidiaries since the date of the latest financial statement referred to in Sections 4.04 and 5.01.

         Section 4.06 Titles and Liens. The Borrower or a Subsidiary has good title to all of the property reflected in the latest balance sheet referred to in Sections 4.04 and 5.01, free and clear of all mortgages, deeds of trust, security interests and other interests, encumbrances, claims and charges, except for liens permitted by Section 5.07.

         Section 4.07 Taxes. The Borrower and each Subsidiary has filed all required tax returns, has paid all due and payable taxes, assessments and other governmental charges levied or imposed upon it or upon its income or profits or upon any of its property, and has made adequate provision for the payment of such taxes, assessments and other charges accruing but not yet due and payable.

         Section 4.08 Litigation. There is no pending or threatened notice, claim, litigation, proceeding or investigation against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary, whether or not covered by insurance, that would involve the payment by the Borrower or any Subsidiary of $100,000.00 or more or would otherwise have a material adverse effect on the financial condition, business, prospects, property or operations of the Borrower or any Subsidiary, and there is no basis for any such order, notice, claim, litigation, proceeding or investigation.

         Section 4.09 Margin Stock. Neither the Borrower nor any of the Subsidiaries is engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System), and no part of the proceeds of any Advance or the Term Loan has been used or will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

         Section 4.10 Employee Benefit Plans. No Reportable Event or Prohibited Transaction has occurred with respect to any employee benefit plan or other plan maintained for employees of the Borrower or any Subsidiary ("Plan"). Each Plan is in compliance with all applicable requirements of ERISA and all applicable rulings and regulations thereunder.

         Section 4.11 Subsidiary. The Certificate of Subsidiaries is a complete and correct list of all present Subsidiaries and of the percentage ownership of the Borrower or any other Subsidiary in each as of the date of this Agreement. Except as otherwise stated in the Certificate of Subsidiaries, all shares of each Subsidiary owned by the Borrower or by any other Subsidiary are validly issued and fully paid and nonassessable.

         Section 4.12 Environmental Matters.

                  (a) Neither the Borrower nor any of the Subsidiaries is in violation of any Environmental Law; and

                  (b) No disposal or release of any hazardous or toxic material has occurred on, from or under any property owned, operated or controlled by the Borrower or any of the Subsidiaries, except as may have occurred in accordance with all applicable Environmental Laws; and

                  (c) There has been no treatment, manufacturing, refining, handling or storage of any hazardous or toxic material at any property owned, operated or controlled by the Borrower or any of the Subsidiaries, except as may have occurred in accordance with all applicable Environmental Laws; and

                  (d) No litigation, investigation or administrative action has been commenced or is pending or threatened, nor has any settlement been reached with any public or private party or parties, or any order issued, relating in any way to any alleged or actual presence, disposal or release of any hazardous or toxic material or any violation of any Environmental Law with respect to any property owned, operated or controlled by the Borrower or any of the Subsidiaries; and

                  (e) The Borrower and the Subsidiaries and all tenants of the Borrower and all of the Subsidiaries have filed all notices and permit applications required to be filed under the Environmental Laws with respect to their businesses, property and operations; and

                  (f) Neither the Borrower nor any of the Subsidiaries has any known contingent liability with respect to its business, property or operations as now or previously owned, operated, controlled or conducted by the Borrower or any of the Subsidiaries in connection with any hazardous or toxic material or any Environmental Law.


                                   ARTICLE V.
                                    Covenants

         So long as any now existing or hereafter arising debt, obligation or liability of the Borrower to the Bank shall remain outstanding, the Borrower shall comply with the following requirements:

         Section 5.01 Financial Statements and Other Information. The Borrower shall deliver to each of the Lenders, in form and substance acceptable to the
Lenders:

                  (a) As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, a copy of the annual audit report of the Borrower with the unqualified opinion of independent certified public accountants selected by the Borrower and acceptable to the Agent, which report shall include the consolidated and consolidating balance sheets of the Borrower and the Subsidiaries as of the end of such fiscal year, and the related consolidated and consolidating statements of income, cash flows and stockholders' equity of the Borrower and the Subsidiaries for such fiscal year, including all supporting schedules and notes, all in reasonable detail, prepared in accordance with GAAP.

                  (b) As soon as available and in any event before the end of each fiscal year of the Borrower, the projected consolidated and consolidating financial statements of the Borrower and the Subsidiaries for the next fiscal year of the Borrower, including but not limited to monthly projected balance sheets and income statements; and, as soon as available and in any event within 15 days after the same are drafted, all revisions to such projected financial statements.

                  (c) As soon as available and in any event within 30 days after the end of each month: (i) the consolidated and consolidating balance sheets and the agings of accounts receivable and inventory reports of the Borrower and the Subsidiaries as of the end of such month, and the related consolidated statements of income and cash flows of the Borrower and the Subsidiaries for such month and for the year to date, including all supporting schedules and notes, all in reasonable detail, prepared by the chief financial officer of the Borrower in accordance with GAAP, subject, however, to year-end audit adjustments, and (ii) a Covenant Compliance Certificate completed with amounts determined as of the end of such month and executed by the chief financial officer of the Borrower.

                  (d) As soon as available, and in any event within 20 days after the 15th day and the last day of each month, a Borrowing Base Certificate completed with amounts determined as of such 15th or last day and executed by the chief financial officer of the Borrower, and at the same time the Borrower shall deliver to the Agent an aging of accounts receivable of the Borrower and the Subsidiaries as of such date.

                  (e) As soon as available, and in any event within 100 days after the end of each fiscal year of the Borrower, a copy of the 10-K Statement filed by the Borrower with the Securities and Exchange Commission for such fiscal year.

                  (f) As soon as available, and in any event within 55 days after the end of each calendar quarter, a copy of the quarterly 10-Q Statement filed by the Borrower with the Securities and Exchange Commission for such quarter.

                  (g) Promptly after sending, making available or filing the same, copies of all other financial statements, reports, proxy statements, registration statements and other communications which the Borrower or any Subsidiary sends or makes available to its stockholders or files with any governmental agency or securities exchange.

                  (h) As promptly as practicable (but in any event not later than 5 days) after any officer of the Borrower obtains knowledge thereof, written notice of all orders, notices, claims, litigation, proceedings and investigations against or affecting the Borrower or any Subsidiary or any property of the Borrower or any Subsidiary of the type described in Section 4.08 or 4.12.

                  (i) As promptly as practicable (but in any event not later than 5 days) after any officer of the Borrower obtains knowledge of the occurrence of any event which constitutes an Event of Default or would constitute an Event of Default with notice or passage of time or both, written notice of such occurrence, together with a detailed statement by a responsible officer of the Borrower of the steps being taken by the Borrower to cure the effect of such event.

                  (j) Within 10 days after Marquette's request therefor, such other information respecting the condition (financial or otherwise), business and property of the Borrower or any Subsidiary as Marquette may from time to time reasonably request.

         Section 5.02 Books and Records. The Borrower shall, and shall cause each Subsidiary to, keep accurate books and records in which true and complete entries will be made in accordance with GAAP. Upon request of Marquette, the Borrower, during normal business hours, shall, and shall cause each Subsidiary to, give any representatives of Marquette access to and permit such representatives to examine and copy all books, records and other writings in its possession, to inspect its property and to discuss its finances, accounts, property and business with any of its officers and directors.

         Section 5.03 Taxes and Other Claims. The Borrower shall, and shall cause each Subsidiary to, file when due all required tax returns, pay when due all taxes, assessments and other governmental charges levied or imposed upon it or upon its income or profits or upon any of its property, and pay when due all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon any property of the Borrower or any Subsidiary; provided, that neither the Borrower nor any Subsidiary shall be required to pay any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

         Section 5.04 Maintenance of Properties. The Borrower shall, and shall cause each Subsidiary to, keep and maintain its inventory, equipment, real estate and other property necessary or useful in its business in good condition and repair and pay when due all rental and mortgage payments due on such property; provided, that nothing in this Section shall prevent the Borrower or any Subsidiary from discontinuing the operation and maintenance of any such property if such discontinuance is desirable in the conduct of the Borrower's or such Subsidiary's business and not disadvantageous to the Lenders.

         Section 5.05 Insurance. The Borrower shall, and shall cause each Subsidiary to, obtain and maintain insurance with insurers that are acceptable to Marquette, in such amounts and with such coverages (including without limitation liability insurance, fire, hazard and extended coverage insurance on all of its assets, necessary workers' compensation insurance, and all other coverages as are consistent with industry practice) as are acceptable to Marquette. In the event the Borrower or any Subsidiary fails to pay any premium on any such insurance, Marquette may do so, and the Borrower shall reimburse Marquette for any such payment on demand.

         Section 5.06 Corporate Existence. The Borrower shall, and shall cause each Subsidiary to, preserve and maintain its corporate existence and all of its rights, privileges and franchises, and comply with all applicable laws and regulations.

         Section 5.07 Liens. The Borrower shall not, and shall not permit any Subsidiary to, create, incur or permit to exist in favor of any person or entity other than the Marquette (individually and as Agent) any mortgage, deed of trust, assignment, security interest or other lien on any of its property now owned or hereafter acquired, except: (a) purchase money security interests securing indebtedness permitted by Section 5.08(b), and (b) other mortgages, deeds of trust, security interests and other liens in existence on the date of this Agreement and listed in the Certificate of Indebtedness and Liens.

         Section 5.08 Funded Debt. The Borrower shall not, and shall not permit any Subsidiary to, incur, create, assume or permit to exist any Funded Debt, except:

                  (a) Indebtedness to the Bank;

                  (b) Indebtedness in an aggregate amount not to exceed at any time outstanding $100,000.00 incurred in the purchase (or borrowing for the purchase) or lease of equipment; and

                  (c) Other indebtedness in existence on the date of this Agreement and listed in the Certificate of Indebtedness and Liens.

         Section 5.09 Guaranties. The Borrower shall not, and shall not permit any Subsidiary to, guarantee, endorse, assume or otherwise become directly or contingently liable in connection with any debt, obligation or liability of any other person or entity, except by the endorsement of negotiable instruments by the Borrower or any Subsidiary for deposit or collection or similar transactions in the ordinary course of business.

         Section 5.10 Dividends. The Borrower shall not declare or pay any dividends (other than dividends payable solely in stock of the Borrower) on account of any shares of its stock, or make any payment on account of any purchase, redemption or other retirement of any shares of such stock, or make any other payment or distribution on account of any shares of stock or any warrant or option therefor, either directly or indirectly.

         Section 5.11 Sale of Assets. The Borrower shall not, and shall not permit any Subsidiary to, sell, lease, assign, transfer or otherwise dispose of all or a substantial part of its assets (whether in one or more transactions).

         Section 5.12 Corporate Structure. The Borrower shall not, and shall not permit any Subsidiary to, consolidate with or merge into any other person or entity, or permit any other person or entity to merge into it, or acquire all or a substantial part of the assets of any other person or entity.

         Section 5.13 Nature of Business. The Borrower shall not, and shall not permit any Subsidiary to, engage in any line of business materially different from that presently engaged in by the Borrower or such Subsidiary.

         Section 5.14 Investments. The Borrower shall not, and shall not permit any Subsidiary to, purchase or hold beneficially any shares of stock or other securities or evidences of indebtedness of any other person or entity, or make or permit to exist any loans or advances to any other person or entity, or make any investment or acquire any interest whatsoever in any other person or entity, except:

                  (a) Deposits in Marquette;

                  (b) Other deposits which are fully insured by the Federal Deposit Insurance Corporation;

                  (c) Repurchase agreements with Marquette;

                  (d) Commercial paper issued by corporations incorporated in the United States of America, rated "A-1" by Standard & Poors Corporation or "Prime-1" by Moody's Investors Service, Inc.;

                  (e) Shares of money market mutual funds incorporated or organized in the United States of America;

                  (f) Investments in Subsidiaries listed in the Certificate of Subsidiaries, and loans made by the Borrower to any of the Guarantors before the occurrence of an Event of Default;

                  (g) Obligations of, or guaranteed by, the United States Government or any agency thereof;

                  (h) Business-related advances to officers and employees of the Borrower or any Subsidiaries for travel relating to the business of the Borrower or such Subsidiaries; and

                  (i) Advances in the form of progress payments, prepaid rent or security deposits.

The Borrower shall maintain its principal operating deposit account at Marquette.

         Section 5.15 Sale and Leaseback. The Borrower shall not, and shall not permit any Subsidiary to, enter into any arrangement, directly or indirectly, with any other person or entity whereby the Borrower shall sell or transfer any real or personal property and then or thereafter rent or lease as lessee such property or any part thereof or any other property which the Borrower or such Subsidiary, as the case may be, intends to use for substantially the same purpose as the property being sold or transferred.

         Section 5.16 Guaranties and Security Interests. At Marquette's request, the Borrower shall, and shall cause each of the Guarantors to, execute and deliver to Marquette such guaranty agreements, security agreements, filings and other writings as Marquette may request from time to time in order to give Marquette (individually and as Agent) a perfected first lien on all of their personal property and an enforceable guaranty of each of the Guarantors, pursuant to Canadian and Austrian law. Section 5.17 Capital Expenditures. The Borrower shall not permit the aggregate amount of Capital Expenditures made by the Borrower and the Subsidiaries in the period from September 1, 1998 through July 1, 1999 to exceed $750,000.00

         Section 5.18 Third Quarter Net Income. The Borrower shall not permit the total of the after-tax net income (excluding extraordinary gains) plus depreciation plus amortization of the Borrower and the Subsidiaries, determined on a consolidated basis for the Borrower's fiscal quarter ending November 30, 1998, to be less than ($250,000.00).

         Section 5.19 Third and Fourth Quarter Net Income. The Borrower shall not permit the total of the after-tax net income (excluding extraordinary gains) plus depreciation plus amortization of the Borrower and the Subsidiaries, determined on a consolidated basis for the period from September 1, 1998 through February 28, 1999, to be less than $150,000.00.

         Section 5.20 Leverage. The Borrower shall not at any time permit the ratio of Debt to Consolidated Tangible Net Worth of the Borrower and the Subsidiaries to be more than 1.20 to 1.

         Section 5.21 Legal Opinion. On or before December 20, 1998 the Borrower shall deliver to each of the Lenders a legal opinion of the Borrower's outside legal counsel, substantially in the form of Exhibit E attached hereto.

         Section 5.22 Year 2000 Compliance. "Year 2000 Compliant" means, with regard to any person or entity, that all software, embedded microchips, and other processing capabilities utilized by, and material to the business operations or financial condition of, such person or entity are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including but not limited to all dates in and after the year 2000 (through 2035). The Borrower represents and warrants to the Lenders and agrees that: (a) the Borrower has made due inquiry to determine whether the computer applications and hardware of the Borrower and each of the Subsidiaries will be Year 2000 Compliant by January 1, 2000; and (b) the Borrower and the Subsidiaries each has a plan in place to become Year 2000 Compliant by January 1, 2000, and the Borrower agrees to, and agrees to cause each of the Subsidiaries to, devote adequate resources toward, diligently pursue, and take all actions necessary to complete such plans and become Year 2000 Compliant by January 1, 2000; and (c) the Borrower agrees to deliver to the Lenders such information regarding the plans and progress of the Borrower and the Subsidiaries toward becoming Year 2000 Compliant as Marquette may reasonably request from time to time. Breach of any representation, warranty or agreement in this paragraph, or failure of the Borrower or any Subsidiary to become Year 2000 Compliant by January 1, 2000 shall constitute an Event of Default under this Agreement.

                                   ARTICLE VI.
                     Events of Default, Rights and Remedies

         Section 6.01 Events of Default. The occurrence of any of the following events shall constitute an "Event of Default":

                  (a) Default in the payment of any amount due under this Agreement, any of the Revolving Notes, the Term Note, or any of the other Credit Documents, GmbH Documents, Hespeler Documents, Holding Documents, or Mothership Documents; or

                  (b) Any statement, representation or warranty of the Borrower or any Subsidiary (or any officer, employee, agent or attorney of the Borrower or any Subsidiary) to any of the Lenders at any time, including without limitation any statement, representation or warranty made in this Agreement or in any writing contemplated by this Agreement, shall be incorrect or misleading in any material respect when made; or

                  (c) Default in the performance or breach of any other covenant or agreement of the Borrower or any Guarantor in this Agreement, any writing contemplated by this Agreement, or any other agreement with any of the Lenders; or

                  (d) The Borrower or any Subsidiary shall become insolvent, make an assignment for the benefit of creditors, apply for or consent to the application or suffer the appointment of any receiver, trustee or similar officer, or initiate or have initiated against it any act, process or proceeding under any insolvency, bankruptcy, dissolution, liquidation or similar law; or

                  (e) A default under any other bond, debenture, note or other evidence of indebtedness of the Borrower or any Subsidiary (including without limitation any note in favor of any of the Lenders) or under any indenture or other writing under which any such evidence of indebtedness has been issued or by which it is governed or the acceleration of payment of any such indebtedness; or

                  (f) The Borrower or any Subsidiary shall suffer a final judgment or other order for the payment of money in the amount of $100,000.00 that is not or is no longer subject to a stay pending appeal; or

                  (g) The issuance or levy of any writ, warrant, attachment, garnishment, execution or other process against any property of the Borrower or any Subsidiary, or the attachment of any tax lien to any property of the Borrower or any Subsidiary; or

                  (h) The occurrence of any Reportable Event or Prohibited Transaction with respect to any Plan, or any Plan shall not be in compliance with all applicable requirements of ERISA and all applicable rules and regulations thereunder, or any Plan shall terminate, or a trustee is appointed by any court to administer any Plan, or the Pension Benefit Guaranty Corporation shall institute any proceeding with respect to any Plan; or

                  (i) Any Guarantor shall take any action to revoke or terminate any guaranty, liability or agreement in favor of any of the Lenders; or

                  (j) The Borrower or any Guarantor takes any action to dissolve, liquidate, or go out of business; or

                  (k) There is a material adverse change in the condition (financial or otherwise), business or property of the Borrower or any Subsidiary.

         Section 6.02 Rights and Remedies. Upon the commencement of any proceeding under any bankruptcy, insolvency or similar law by or against the Borrower or any Guarantor, the Line of Credit shall automatically terminate, and all principal, interest, and other charges, fees and expenses under the Revolving Notes, the Term Note, this Agreement and the other Credit Documents automatically shall become immediately due and payable in full, all without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. In addition, upon the occurrence of an Event of Default or at any time thereafter until such Event of Default is cured to the written satisfaction of the Marquette, Marquette (individually and as Agent) may exercise any and all of the following rights and remedies:

                  (a) The Agent may, by notice to the Borrower, declare the Line of Credit to be terminated, whereupon the same shall terminate.

                  (b) Marquette (individually and as Agent) may declare all principal, interest and other charges, fees and expenses under the Revolving Notes, the Term Note, this Agreement and the other Credit Documents to be immediately due and payable in full, whereupon the same shall become immediately due and payable in full, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower.

                  (c) Marquette (individually and as Agent) may, without notice to the Borrower or any other person or entity, apply any and all money owing by any of the Lenders to the Borrower to the payment of principal, interest and other charges, fees and expenses under the Revolving Notes, the Term Note, this Agreement and the other Credit Documents.

                  (d) Marquette (individually and as Agent) may exercise and enforce its rights and remedies under the Security Agreement, the Third Party Security Agreements, the other writings contemplated hereby, the Uniform Commercial Code and any other applicable law.

         Section 6.03 Additional Rights and Remedies. In addition, immediately upon the commencement of any proceeding under any bankruptcy, insolvency or similar law by or against the Borrower or any Guarantor, and at the Agent's option upon the occurrence of any other Event of Default, the Borrower shall pay to the Agent a sum equal to the then outstanding amount of the Letters of Credit, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower. The Borrower grants Marquette (individually and as Agent) a first lien and security interest in all such funds paid to the Agent, including without limitation all instruments evidencing such funds, and all products and proceeds of the foregoing, as security for all now existing and hereafter arising debts, obligations and liabilities of the Borrower to the Lenders.


                                  ARTICLE VII.
                                  Miscellaneous

         Section 7.01 Waiver and Amendment. This Agreement supersedes and replaces the Restated Revolving Credit and Term Loan Agreement dated February 28, 1998 by and between the Borrower and the Lenders, and the Forbearance Agreement dated October 22, 1998 by and among the Borrower and the Lenders, and such two previous agreements are hereby terminated. No provision of any of the Credit Documents can be waived, modified, amended, abridged, supplemented or terminated, except by a writing executed by the Borrower and the Lenders. A waiver shall be effective only in the specific instance and for the specific purpose given. No delay or failure by Marquette (individually or as Agent) to exercise any right or remedy shall be a waiver thereof, nor shall any single or partial exercise by Marquette (individually or as Agent) of any right or remedy preclude any other exercise thereof or the exercise of any other right or remedy. All rights and remedies of the Lenders under this Agreement and any other writing are cumulative and not exclusive.

         Section 7.02 Indemnification. The Borrower agrees to indemnify and hold harmless the Lenders and each of the Lender's former, present and future officers, directors, employees, agents, shareholders, affiliates and attorneys, and all of their respective heirs, representatives, successors and assigns, from any and all losses, liabilities (including without limitation strict liability), suits, obligations, fines, damages, judgments, penalties, actions, causes of action, charges, costs and expenses, including but not limited to reasonable attorneys' fees and legal expenses and consultants' fees and expenses, whether based on tort, contract, implied or express warranty, statute, regulation, common law or otherwise, arising out of or related to the presence on, remediation of or release from any property at any time owned, operated or controlled by the Borrower or any of the Subsidiaries, including without limitation any building, structure or equipment thereon, of any toxic or hazardous waste, constituent or substance, or in connection with any Environmental Law applicable to any such hazardous or toxic waste, constituent or substance, unless the same was caused by any action or inaction of any of the Lenders or any of its former, present or future officers, directors, employees, agents, shareholders, affiliates or attorneys or any of their respective heirs, representatives, successors or assigns.

         Section 7.03 Costs and Expenses. The Borrower shall pay to Marquette on demand all of Marquette's fees, costs and expenses, including but not limited to audit fees and expenses and reasonable attorneys' fees and legal expenses, in connection with the preparation, amendment, administration and enforcement of this Agreement and the writings contemplated by this Agreement (including but not limited to Marquette's costs, fees and expenses for not more than two additional surveys of the Borrower and the Subsidiaries during the period before the occurrence of an Event of Default). The Borrower shall pay to Marquette (for the account of LaSalle) on demand all of LaSalle's costs, fees and expenses for not more than two additional surveys of the Borrower and the Subsidiaries.

         Section 7.04 Addresses. All notices, requests, demands and other communications provided for under this Agreement and the writings contemplated by this Agreement shall be in writing and shall be delivered in person, mailed by U.S. mail, or faxed addressed as follows:

                  If to the Borrower:

                           First Team Sports, Inc.
                           Attention: Mr. Kent Brunner
                           1201 Lund Boulevard
                           Anoka, MN 55303
                           Fax No.  (612) 576-3587

                  If to Marquette:

                           Marquette Capital Bank, N.A.
                           Attention: Mr. Todd A. Nieland
                           4000 Dain Rauscher Plaza
                           60 South Sixth Street
                           P.O. Box 1000
                           Minneapolis, MN 55480-1000
                           Fax No.  (612) 661-4020

                  If to LaSalle:

                           LaSalle National Bank
                           Attention: Mr. Jay Goldner
                           135 South LaSalle Street
                           Chicago, IL 60603
                           Fax No. (312) 904-2780

                  If to Firstar:

                           Firstar Bank Milwaukee, N.A.
                           Attention: Mr. Tom Lee
                           101 East 5th Street
                           St. Paul, MN 55101
                           Fax No. (651) 229-6494

or, as to each party, at such other address as shall be designated by such party in a written notice to the other party complying as to delivery with the terms of this Section. All such notices, requests, demands and other communications shall be effective when actually delivered or deposited in the mail, except that notices and requests to the Agent pursuant to Article II shall not be effective until received by the Agent.

         Section 7.05 Binding Effect and Assignment. The Credit Documents shall bind and benefit the parties hereto and thereto and their respective successors and assigns, except that the Borrower shall have no right to assign any of its rights hereunder or thereunder or any interest herein or therein without the prior written consent of the Lenders, and any such assignment in violation of this sentence shall be void. If any provision or application of any of the Credit Documents is held unlawful or unenforceable in any respect, such illegality or unenforceability shall not affect the other provisions or applications which can be given effect, and this Agreement and such writings shall be construed as if the unlawful or unenforceable provision or application had never been contained herein or therein or prescribed hereby or thereby.

         Section 7.06 Jurisdiction and Venue. The Borrower consents to the personal jurisdiction of the state and federal courts located in the State of Minnesota in connection with any controversy related in any way to any of the Credit Documents or any transaction or matter relating to any of the Credit Documents, waives any argument that venue in such forums is not convenient, and agrees that any litigation initiated by the Borrower against any of the Lenders in connection with any of the Credit Documents or any transaction or matter relating to any of the Credit Documents shall be venued in either the District Court of Hennepin County, Minnesota, or the United States District Court, District of Minnesota, Fourth Division.

         Section 7.07 Headings. Article and Section headings in this Agreement are for convenience of reference only, and shall not constitute a part of this Agreement for any other purpose or a limitation of the scope of the particular Articles or Sections to which they refer.

         Section 7.08 Governing Law. This Agreement and the writings contemplated by this Agreement shall be governed by and construed in accordance with the internal laws of the State of Minnesota (excluding conflict of law rules).

         Section 7.09 Counterparts. This Agreement may be executed in counterparts, and all counterparts together constitute one and the same Agreement.

         Executed as of the date first above written.


         THE BORROWER REPRESENTS, WARRANTS AND CERTIFIES TO THE LENDERS AND AGREES THAT THE BORROWER HAS READ ALL OF THIS AGREEMENT AND UNDERSTANDS ALL OF ITS PROVISIONS. THE BORROWER ALSO AGREES THAT THE LENDERS' COMPLIANCE WITH THE EXPRESS PROVISIONS OF THE CREDIT DOCUMENTS SHALL CONSTITUTE GOOD FAITH AND SHALL BE CONSIDERED REASONABLE FOR ALL PURPOSES.

                                  FIRST TEAM SPORTS, INC.


                                  By     /s/ Kent Brunner
                                  Title   Vice President/Chief Financial Officer


                                  MARQUETTE CAPITAL BANK, N.A.


                                  By     /s/ Todd A. Nieland
                                  Title  Vice President


                                  LASALLE NATIONAL BANK


                                  By     /s/ Jay Goldner
                                  Title  First Vice President


                                  FIRSTAR BANK MILWAUKEE, N.A.


                                  By     /s/ Thomas Lee
                                  Title  Vice President